Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 5 dated August 14, 2025 relating to the Common Stock, par value $0.0001 per share, of Corvus Pharmaceuticals, Inc. shall be filed on behalf of the undersigned.

SAMLYN CAPITAL, LLC

By:	Samlyn, LP, its sole member

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

SAMLYN, LP

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

ROBERT POHLY

By:	/s/ Robert Pohly